UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2012

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 27, 2012, Vitamin Shoppe Industries Inc., a subsidiary of Vitamin Shoppe, Inc. (the “Company”) entered a lease agreement (“the Lease”) with CLF Ashland, LLC, a Delaware limited liability company – to lease 311,730 square feet of a new built-to-suit warehousing and distribution facility located at near Route 1 – Interstate 95, Lot 1, Block A, Town of Ashland, Hanover County, Virginia.

The term of the Lease is scheduled to commence on April 29, 2013, and expire on April 25, 2028, and includes the option to renew the Lease for an additional three (3) five (5) year terms. The Company’s obligations for the full fifteen (15) year Lease term are approximately $26.1 million.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which is incorporated by reference to the full text of the Lease, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

10.01	Lease Agreement entered into on August 27, 2012, by and between Vitamin Shoppe Industries Inc. and CLF Ashland, LLC, a Delaware limited liability company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: August 30, 2012	By:	/s/ Jean W. Frydman
Name: Jean W. Frydman
Title: Vice President, General Counsel & Corporate Secretary